UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 31, 2010
Date of Report (Date of earliest event reported)

PICO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	33-36383 (Commission File Number)	94-2723335 (IRS Employer Identification No.)

875 Prospect Street, Suite 301, La Jolla, California    92037
                   (Address of principal executive offices)        (Zip Code)

(858) 456-6022
Registrant’s telephone number, including area code

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5	Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 31, 2010, PICO Holdings, Inc. (“PICO” or the “Company”) and Maxim C.W. Webb, PICO’s Executive Vice President, Chief Financial Officer and Treasurer entered into an agreement to modify the terms of Mr. Webb’s employment with the Company (the “Agreement”).  Pursuant to the Agreement, Mr. Webb’s prior employment agreement dated March 3, 2009 is terminated, Mr. Webb’s employment with the Company will continue on an at will basis and he is eligible to receive severance benefits only in accordance with the Company’s current benefit plans available to employees of the Company generally.

The Agreement provides for a base salary of $500,000.  The Agreement further provides for Mr. Webb to receive an annual incentive award equal to a percentage of his base salary; the percentage is calculated by dividing the dollar amount of the Chief Executive Officer’s annual incentive award by the CEO’s base salary under his then-applicable employment agreement.

The foregoing summary of the Agreement is qualified in its entirety by reference to the Agreement, filed herewith as Exhibit 10.1.

Item 9.	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable
(b)	Not applicable
(c)	Not applicable
(d)	Exhibits

Exhibit Number	Description
10.1	Agreement to Terminate Employment Agreement and Continue Employment on At Will Basis with Maxim C.W. Webb, effective December 31, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2010	PICO HOLDINGS, INC. By: /s/ James F. Mosier
James F. Mosier General Counsel and Secretary

Exhibit Index

Exhibit Number	Description
10.1	Agreement to Terminate Employment Agreement and Continue Employment on At Will Basis with Maxim C.W. Webb, effective December 31, 2010.